                                                                    Exhibit 23.1






INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-44785, 33-24970 and 33-70686 of Akorn, Inc. on Form S-8 of our report dated May 9, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern), appearing in this annual report on Form 10-K of Akorn, Inc. for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP
-------------------------

Deloitte & Touche LLP

Chicago, Illinois
May 19, 2003